UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 7, 2014

GLOBAL PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-32593	74-3140887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 9161

800 South Street

Waltham, Massachusetts 02454-9161

(Address of Principal Executive Offices)

(781) 894-8800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                            Other Events

As previously reported, on October 3, 2014, Global Montello Group Corp., (“GMG”), a wholly owned subsidiary of Global Partners LP, (the “Partnership”), and the Partnership entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Warren Equities, Inc. (“Warren”) and The Warren Alpert Foundation.  Under the terms of the Stock Purchase Agreement, GMG will acquire 100% of the equity interests in Warren from The Warren Alpert Foundation for a cash purchase price of approximately $383 million, subject to certain post-closing adjustments to take into account the actual amount of certain assets and liabilities of Warren as of the closing date.

The audited financials statements of Warren as of and for the year ended May 31, 2014 are filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.                            Financial Statements and Exhibits

(d)                          Exhibit

23.1                 Consent of KPMG LLP.

99.1                 Consolidated financial statements of Warren Equities, Inc. and Subsidiaries as of and for the year ended May 31, 2014 and the related notes thereto (with independent auditors’ report thereon).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL PARTNERS LP
	By:	Global GP LLC,
its general partner

Dated: November 7, 2014	By:	/s/ Edward J. Faneuil
Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

23.1	Consent of KPMG LLP.

99.1	Consolidated financial statements of Warren Equities, Inc. and Subsidiaries as of and for the year ended May 31, 2014 and the related notes thereto (with independent auditors’ report thereon).